Exhibit 99.1.2

TRANSCRIPT OF TAPED MESSAGE FROM BRUCE NELSON
MARCH 12, 2004

Good morning.

This is Eileen Dunn, Office Depot’s Vice President of IR and Corporate Communications.

Before Bruce begins his comments, let me remind you that except for historical information, the matters discussed in this taped message are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.

Forward-looking statements, including projections and anticipated levels of future performance, involve risks and uncertainties, which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in our filings with the United States Securities and Exchange Commission, including without limitation our 10-K’s and 10-Q’s. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties.

Now let me turn the call over to Bruce Nelson, Office Depot’s Chairman & CEO:

Thanks Eileen.

This morning we announced several changes in our executive management team, and have taped this message to provide you with more insight into our new appointments and expectations for the future.

First is the change in our North American Retail organization.

Jerry Colley has discussed with me for many months his personal desire to retire from a career that spans over 30 years in retailing.

Like anyone, Jerry would prefer to go out on a winning note, and the fact is that our positive North American Retail performance in early 2004 gives Jerry the opportunity to leave us as a winner.

To replace Jerry, I have appointed Rick Lepley as EVP, North American Retail. Rick is a seasoned veteran both at Office Depot and in other senior management positions elsewhere.

Rick is a builder and an entrepreneur, both by background and personality. He has an extensive background in retailing, first in the automotive business, followed by office products under the Office Depot retail name in Poland and Hungary. Most recently, he led the turnaround of our Japanese retail operations and delivery businesses.

Over the past few months, he has been in the role of refining and prototyping the latest version of Millennium... the format we will use as we enter the Northeastern and Mid-Atlantic markets.

Rick is the right person to take us forward into a major building and expansion phase, as we plan to open 80-100 new North American stores in 2004, including many of the 50 to 60 retail stores recently acquired from Kids “R” Us.

He will build on the solid foundation that Jerry leaves behind, and he will drive us towards a goal of profitably growing North American Retail far more rapidly than we have been able to accomplish in the past several years.

Second is the change in our marketing organization.

Jocelyn Carter-Miller has expressed for quite some time her desire to direct her considerable skills and experience toward expanding a family entrepreneurial business with her husband.

She has a great passion for helping youth and the community prosper, and for becoming a successful entrepreneur, and she has earned the right to try a different path.

After our initial discussions, I asked Jocelyn to remain with our team through our Women’s Conference, for which she provided excellent leadership and guidance.

I am pleased and grateful she was willing to do so, and we wish her well in her new endeavors. Knowing her as I do, I am convinced that she will be very successful in the future.

We are fortunate to have a talented individual like Chuck Rubin to take up the leadership reins in our marketing organization.

Chuck already has brought tremendous new vitality to our merchandising organization, and he already works closely with Jocelyn and her marketing team.

Finally, we are announcing today another change in our human resources leadership, as Jay Crosson has decided to leave our company and to pursue other opportunities, both in terms of lifestyle and geography.

Jay and his wife are eager to relocate closer to family, and, while Jay intends to remain actively working for several more years, he wants to change the focus of his activities somewhat.

Even as we regret losing Jay, we are extremely fortunate to be in a position to immediately name a long-time member of our Board of Directors, Frank Scruggs, as our new EVP of Human Resources.

Frank has been a prominent labor and employment attorney for decades in Florida, and his reputation extends far beyond this state. Frank will bring his many years of experience and creativity to his new post, and we are absolutely excited to have him move from the advisory role that he has filled so well on our Board to being a full-time contributor to the success of our Company.

Frank is stepping down from his position on our Board to join our management team, and the continuity of many years of experience on our Board, which now shifts to our executive team is extremely helpful.

These three new individuals appointed to our executive leadership team are seasoned veterans who already have deep knowledge of our company and its culture. Each brings with him unique skills sets that I believe will enhance our leadership team and help drive us forward into the future.

We are so fortunate to have these capable individuals, chosen from within our existing team and board of directors, eager to step forward and ensure that we proceed with continuity in the progress of the past four years since I became CEO of Office Depot.

That progress is reflected in our performance to date in 2004. While we have not yet completed our first quarter, which ends March 27th, we are encouraged by our results to date.

Our North American retail comps are positive in this quarter to date, and we remain fully confident that EPS will grow in the 15-20% range in 2004.

We are beginning to see the benefits of the many changes we have implemented in North American Retail over the past twelve months.

We have a renewed sense of strength and optimism as we embark on the most ambitious new North American store opening plans in many years, augmented by the recent acquisition of 124 Kids “R” Us sites, primarily in the Northeastern and Mid-Atlantic states.

And our other businesses, which in aggregate are actually larger than our North American Retail business also continue to grow — especially in Europe, where we continue to enjoy consistently outstanding performance.

Change is an essential ingredient to growth. These executive changes and realignments, all from within the company, strengthen our organization and increase our ability to successfully implement and execute our strategic objectives for 2004 and beyond.

We have great confidence that these changes will make our Company an even better place to work, shop and invest.

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